EXHIBIT 99.3

REVOCABLE PROXY

CHEMICAL FINANCIAL CORPORATION
Special Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Alan W. Ott, Aloysius J. Oliver, David B, Ramaker, and Lori A. Gwizdala, or any or all of them, of Chemical Financial Corporation ("Chemical"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Chemical that the undersigned is entitled to vote at Chemical's Special Meeting of Shareholders (the "Meeting"), to be held on _________, ________, 2000, at ______________, located at _________________, Midland, Michigan, at _______ [a.m./p.m.], local time, and any and all adjournments and postponements thereof.

          This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Chemical at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Chemical at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

          The undersigned acknowledges receipt from Chemical, prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Joint Proxy Statement.

CHEMICAL FINANCIAL CORPORATION	[Name of Holder]

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     (X)
The approval and adoption of the proposed amendment to Article 3 of Chemical's Restated Articles of Incorporation to increase the authorized capital stock to 30 million shares of common stock.	For ( )	Against ( )	Abstain ( )

The approval and adoption of the Agreement and Plan of Merger, dated as of August 21, 2000 (the "Merger Agreement"), between Chemical Financial Corporation and Shoreline Financial Corporation.	For ( )	Against ( )	Abstain ( )

The Board of Directors recommends a vote "FOR" approval of the proposed amendment to Article 3 and "FOR" approval of the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSED AMENDMENT AND FOR APPROVAL OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated:	, 2000
Print Name:
Signature:
Print Name:
Signature:

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE